                                                              EXHIBIT (8)(C)(II)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT


THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT dated as of April 30, 2012 by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE (formerly AIG Life Insurance Company) (the "Company").

                                  WITNESSETH:

     WHEREAS, the parties hereto have entered into a Participation Agreement dated as of September 2, 2003 (the "Agreement"), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance Products; and

     WHEREAS, the parties desire to modify the Agreement in certain respects;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

  1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

  2. Amendment to Schedule A. Schedule A of the Agreement, a revised copy of which is attached hereto, is hereby amended to revise and update the names of the contracts funded by the Account. One of the contracts, the Vanguard Lifetime Income Program, is now known as "Group Immediate Variable Annuity."

  3. Amendment to Schedules B and D. Schedules B and D to the Agreement, revised copies of which are attached hereto, are hereby amended to add the Conservative Allocation Portfolio and the Moderate Allocation Portfolio to the Account effective as of April 30, 2012.

  4. No Other Modifications. Except as specifically modified hereby, the Agreement remains in full force and effect.

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


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By:
      -------------------------
Name:
      -------------------------
Title:
      -------------------------

THE VANGUARD GROUP, INC.

By:
      -------------------------
Name:
      -------------------------
Title:
      -------------------------


VANGUARD MARKETING CORPORATION


By:
      -------------------------
Name:
      -------------------------
Title:
      -------------------------

AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE, on behalf of itself and each of its Accounts named in Schedule A hereto, as amended from time to time.


                                                          ATTEST:

By:                                                       By:
      ------------------------------------------                ------------------------------------------
Name:  Rodney E. Rishel                                   Name:  Lauren W. Jones
      ------------------------------------------                ------------------------------------------
Title: Senior Vice President                              Title: Assistant Secretary
      ------------------------------------------                ------------------------------------------

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


                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT                                     CONTRACTS FUNDED BY SEPARATE ACCOUNT
------------------------                                     ------------------------------------
Variable Account I of American General Life Insurance        Group Immediate Variable Annuity
Company of Delaware
                                                             Immediate Variable Annuity

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


                                   SCHEDULE B

                                   PORTFOLIOS

     The following Portfolios of the Vanguard Variable Insurance Funds shall be made available as investments underlying the Variable Insurance Products:

Money  Market  Portfolio
Total Bond  Market  Index  Portfolio
High-Yield  Bond Portfolio
Short-Term  Investment-Grade  Portfolio
Balanced Portfolio
Diversified Value Portfolio
Equity Income Portfolio
Equity Index Portfolio
Growth Portfolio
Mid-Cap Index  Portfolio
REIT Index  Portfolio
Small Company  Growth  Portfolio
International  Portfolio
Total Stock  Market  Index  Portfolio
Capital  Growth Portfolio
Conservative Allocation Portfolio
Moderate Allocation Portfolio

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


                                   SCHEDULE D
                           LARGE TRANSACTION AMOUNTS

             PORTFOLIO                                  LARGE TRANSACTION AMOUNT
             ---------                                  ------------------------
Money Market Portfolio                                             $
Total  Bond  Market  Index  Portfolio
High-Yield  Bond  Portfolio
Short-Term Investment-Grade Portfolio
Balanced Portfolio
Diversified Value Portfolio
Equity Income Portfolio
Equity Index Portfolio
Growth Portfolio
Mid-Cap Index Portfolio
REIT Index  Portfolio
Small Company Growth  Portfolio
International  Portfolio
Total  Stock  Market  Index  Portfolio
Capital  Growth  Portfolio
Conservative Allocation Portfolio
Moderate Allocation Portfolio

                                       5